Exhibit 99.1
Press Release
DENVER, CO – July 27, 2026	Contact: Trent Trujillo
Email: ttrujillo@udr.com

UDR, INC. ANNOUNCES SECOND QUARTER 2026 RESULTS

AND RAISES FULL-YEAR 2026 GUIDANCE RANGES

UDR, Inc. (the “Company”) (NYSE: UDR), announced today its second quarter 2026 results. Net Income, Funds from Operations (“FFO”), and FFO as Adjusted (“FFOA”) per diluted share for the quarter and year-to-date periods ended June 30, 2026, are detailed below.

Metric	Quarter Ended June 30		Year-to-Date Ended June 30
	2026	2025	2026	2025
Net Income per diluted share	$0.21	$0.11	$0.79	$0.34
FFO per diluted share	$0.60	$0.61	$1.23	$1.19
FFOA per diluted share	$0.64	$0.64	$1.25	$1.25

Same-Store (“SS”) results for the second quarter 2026 versus the second quarter 2025 and the first quarter 2026 as well as year-to-date 2026 versus year-to-date 2025 are summarized below.

SS Growth / (Decline)	Year-Over-Year (“YOY”): 2Q 2026 vs. 2Q 2025	Sequential: 2Q 2026 vs. 1Q 2026	Year-to-Date (YTD) YOY: 2026 vs. 2025
Revenue	1.8%	1.4%	1.3%
Expense	2.6%	(3.9)%	3.5%
Net Operating Income (“NOI”)	1.4%	4.0%	0.3%

“Leasing strength in 2026 is tracking ahead of our initial expectations, resulting in second quarter results that exceeded our prior guidance. As a result, we have raised our full-year guidance ranges for Same-Store growth and FFOA per diluted share,” said Tom Toomey, UDR’s Chairman, President, and CEO. “The resiliency of the economy, waning supply, and attractive relative affordability of apartments position UDR for continued success. Following 50+ years of dividend growth and stability totaling $9 billion of payments, we look forward to paying our first monthly dividend this week.”

Outlook(1)

As shown in the table below, the Company has established the following guidance ranges for the third quarter of 2026, raised its previously provided full-year 2026 guidance ranges for Net Income, FFOA per diluted share, and Same-Store Growth, and updated its previously provided full-year 2026 guidance range for FFO per diluted share.

Metric, per diluted share	2Q 2026 Actual	YTD 2026 Actual	3Q 2026 Outlook	Prior Full-Year 2026 Outlook	Updated Full-Year 2026 Outlook	Full-Year 2026 Midpoint (Change)
Net Income	$0.21	$0.79	$0.13 to $0.15	$0.91 to $1.01	$1.03 to $1.11	$1.07 (+$0.11)
FFO	$0.60	$1.23	$0.63 to $0.65	$2.48 to $2.58	$2.47 to $2.55	$2.51 (-$0.02)
FFOA	$0.64	$1.25	$0.63 to $0.65	$2.47 to $2.57	$2.49 to $2.57	$2.53 (+$0.01)
YOY Growth:
SS Revenue	1.8%	1.3%	N/A	0.25% to 2.25%	0.75% to 2.00%	1.375% (+12.5bps)
SS Expense	2.6%	3.5%	N/A	3.00% to 4.50%	2.75% to 3.75%	3.25% (-50bps)
SS NOI	1.4%	0.3%	N/A	(1.00)% to 1.25%	0.00% to 1.25%	0.625% (+50bps)
(1)

Additional assumptions for the Company’s third quarter and full-year 2026 outlook can be found on Attachment 13 of the Company’s related quarterly Supplemental Financial Information (“Supplement”). A reconciliation of GAAP Net Income per diluted share to FFO per diluted share and FFOA per diluted share can be found on Attachment 14(D) of the Company’s related quarterly Supplement. Non-GAAP financial measures and other terms, as used in this earnings release, are defined and further explained on Attachments 14(A) through 14(D), “Definitions and Reconciliations,” of the Company’s related quarterly Supplement.

Capital Allocation Activity

Leveraging the Company’s collaborative and data-driven approach to capital allocation, during the quarter and subsequent to quarter-end, the Company,

●	As previously reported, expanded its share repurchase program to approximately 30 million shares and repurchased approximately 5.5 million shares of its common stock at a weighted average share price of $36.49 for total consideration of approximately $200.3 million. Following this share repurchase activity, the Company has approximately 25.5 million shares remaining for repurchase under its program. Since recommencing share repurchases in September 2025, the Company has repurchased approximately 11.5 million shares of its common stock at a weighted average share price of $36.32 for total consideration of approximately $418.0 million.
●	Sold a 206-apartment home community in Nashville, TN, that was originally constructed in 1977 for gross proceeds of $41.5 million. Additionally, the Company is under contract to sell three apartment communities with a combined 808 apartment homes for gross proceeds totaling approximately $252.5 million. These transactions are expected to close in the third and fourth quarters of 2026. Should these pending sales close as anticipated, the Company’s 2026 disposition activity would total approximately $656.0 million.
●	Acquired three apartment home communities with a combined 584 apartment homes upon the liquidation of the Company’s interests in previous Debt and Preferred Equity joint ventures; two of these communities are located in Portland, OR, and a third is located in Los Angeles, CA.
●	Commenced development of 4848 at Alex West, a 385-apartment home community in Northern Virginia, with an expected total development cost of $181.3 million, or $471,000 per apartment home. This second phase development is located adjacent to an existing UDR apartment community, which the Company expects should drive unique operating efficiencies.
●	Formed a joint venture with a new partner in conjunction with MetLife’s sale of its 50 percent joint venture interest in Columbus Square, an assemblage of apartment communities in New York, NY, totaling 710 apartment homes. UDR’s 50% joint venture interest in Columbus Square is unchanged, as are its joint venture economics. Concurrent with the transaction, the Company fully funded a $50.0 million mezzanine loan investment to the new joint venture partner at an effective return rate of 8.0 percent.

Operating Results

In the second quarter, total revenue was flat YOY, as revenue increases attributable to growth from Same-Store and acquired communities was offset by the removal of revenue from properties that were sold.

“Second quarter Same-Store revenue, expense, and NOI growth exceeded our expectations, driven by blended lease rate growth above the high-end of our previously provided guidance range of 1.5 percent to 2.0 percent, occupancy remaining in the mid-96 percent range with annualized resident retention achieving a seasonally adjusted all-time high of 60 percent, and mid-single-digit year-over-year innovation income growth,” said Mike Lacy, UDR’s Chief Operating Officer.

In the tables below, the Company has presented YOY, sequential, and YTD Same-Store results by region.

Summary of Same-Store Results in the Second Quarter 2026 versus the Second Quarter 2025

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YOY Change in Occupancy
West	3.7%	3.7%	3.7%	32.4%	96.8%	(0.2)%
Northeast	3.0%	2.3%	3.4%	20.2%	97.0%	(0.2)%
Mid-Atlantic	1.6%	3.5%	0.6%	19.0%	96.6%	(0.3)%
Southeast	(1.0)%	1.0%	(2.0)%	12.5%	96.3%	(0.1)%
Southwest	(1.0)%	1.1%	(2.2)%	10.9%	96.7%	(0.3)%
Other Markets	0.2%	4.7%	(1.4)%	5.0%	96.1%	(0.5)%
Total / Weighted Average	1.8%	2.6%	1.4%	100.0%	96.6%	(0.2)%
(1)	Based on 2Q 2026 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for the quarter.

Summary of Same-Store Results in the Second Quarter 2026 versus the First Quarter 2026

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	Sequential Change in Occupancy
West	1.7%	(8.4)%	5.7%	32.4%	96.8%	(0.1)%
Northeast	1.8%	(4.8)%	5.7%	20.2%	97.0%	0.2%
Mid-Atlantic	1.2%	(1.6)%	2.6%	19.0%	96.6%	0.3%
Southeast	0.8%	(1.3)%	1.9%	12.5%	96.3%	0.1%
Southwest	0.8%	(0.4)%	1.5%	10.9%	96.7%	(0.2)%
Other Markets	1.8%	(0.8)%	2.9%	5.0%	96.1%	0.3%
Total / Weighted Average	1.4%	(3.9)%	4.0%	100.0%	96.6%	0.0%
(1)	Based on 2Q 2026 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for the quarter.

Summary of Same-Store Results for YTD 2026 versus YTD 2025

				(1)
Region	Revenue Growth / (Decline)	Expense Growth / (Decline)	NOI Growth / (Decline)	% of Same-Store Portfolio(1)	Physical Occupancy(2)	YTD YOY Change in Occupancy
West	3.2%	5.8%	2.2%	32.3%	96.8%	(0.3)%
Northeast	2.5%	3.5%	2.0%	20.1%	96.9%	(0.4)%
Mid-Atlantic	1.1%	4.2%	(0.4)%	19.1%	96.4%	(0.8)%
Southeast	(1.4)%	1.8%	(2.9)%	12.6%	96.3%	(0.4)%
Southwest	(1.4)%	0.1%	(2.3)%	10.8%	96.8%	(0.4)%
Other Markets	(0.1)%	3.9%	(1.6)%	5.1%	96.0%	(0.5)%
Total / Weighted Average	1.3%	3.5%	0.3%	100.0%	96.6%	(0.5)%
(1)	Based on YTD 2026 Same-Store NOI. For definitions of terms, please refer to the “Definitions and Reconciliations” section of the Company’s related quarterly Supplement.
(2)	Weighted average Same-Store physical occupancy for YTD 2026.

Balance Sheet Update

The Company’s total indebtedness as of June 30, 2026, was $5.8 billion at a weighted average interest rate of 3.4 percent, with $328.4 million, or 6.2 percent of total consolidated debt, maturing through the rest of 2026, including principal amortization and excluding amounts on the Company’s line of credit, commercial paper program, and working capital credit facility. As of June 30, 2026, the Company had approximately $885 million in liquidity through a combination of cash and undrawn capacity on its credit facilities. Please see Attachment 13 of the Company’s related quarterly Supplement for additional details regarding investment guidance.

In the table below, the Company has presented select balance sheet metrics for the quarter ended June 30, 2026, and the comparable prior year period.

	Quarter Ended June 30
Balance Sheet Metric	2Q 2026	2Q 2025	Change
Weighted Average Interest Rate	3.4%	3.4%	-
Weighted Average Years to Maturity	3.9	4.7	(0.8)
Consolidated Fixed Charge Coverage Ratio	5.0x	5.1x	(0.1)x
Consolidated Debt as a percentage of Total Assets	32.7%	32.4%	0.3%
Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items(1)	5.6x	5.5x	0.1x
(1)	A reconciliation of GAAP Net Income per share to EBITDAre - adjusted for non-recurring items and GAAP Total Debt to Net Debt can be found on Attachment 4(C) of the Company’s related quarterly Supplement.

Dividend

As previously announced, the Company commenced a monthly common stock dividend beginning in July 2026 and the Company’s Board of Directors declared dividends on its common stock for the second quarter of 2026 in the amount of $0.145 per share per month, payable in cash on the payment dates set forth in the table below to UDR shareholders of record as of the close of business on the corresponding record date in the table below. The dividends declared for the second quarter 2026 amount to $0.435 per share, representing a 1.2 percent increase over the comparable period in 2025, and reflects an annualized dividend amount of $1.74 per share of common stock. The September 2026 dividend will represent the 217th consecutive dividend paid by the Company on its common stock.

Record Date	Payment Date	Amount
July 17, 2026	July 31, 2026	$0.145 per common share
August 17, 2026	August 31, 2026	$0.145 per common share
September 15, 2026	September 30, 2026	$0.145 per common share
Total Dividends for 2Q 2026	-	$0.435 per common share

Corporate Responsibility

During the quarter, the Company was named a National Top Workplaces winner in the Real Estate Industry for the third consecutive year. This distinction reflects the Company’s ongoing commitment to fostering an innovative culture and engaging associate experience.

Supplemental Financial Information

The Company offers Supplemental Financial Information that provides details on the financial position and operating results of the Company which is available on the Investor Relations section of the Company's website at ir.udr.com.

Conference Call and Webcast Information

UDR will host a webcast and conference call at 12:00 p.m. Eastern Time on July 28, 2026, to discuss second quarter 2026 results as well as high-level views for 2026. The webcast will be available on the Investor Relations section of the Company’s website at ir.udr.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the teleconference dial 877-423-9813 for domestic and 201-689-8573 for international. A passcode is not necessary.

Given a high volume of conference calls occurring during this time of year, delays are anticipated when connecting to the live call. As a result, stakeholders and interested parties are encouraged to utilize the Company’s webcast link for its earnings results discussion.

A replay of the conference call will be available through August 4, 2026, by dialing 844-512-2921 for domestic and 412-317-6671 for international and entering the confirmation number, 13761681, when prompted for the passcode. A replay of the call will also be available on the Investor Relations section of the Company’s website at ir.udr.com.

Full Text of the Earnings Report and Supplemental Data

The full text of the earnings report and related quarterly Supplement will be available on the Investor Relations section of the Company’s website at ir.udr.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “outlook,” “guidance,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, the impact of tariffs, geopolitical tensions, conflicts and wars, government shutdowns, and changes in immigration, elevated interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and Debt and Preferred Equity Program investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of June 30, 2026, UDR owned or had an ownership position in 60,259 apartment homes, including 685 apartment homes under development. For over 54 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents, and the highest quality experience for Associates.